UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2011

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A, Amendment No. 1 (the “Amendment”), amends Item 5.07 of the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation (the “Company”) on May 16, 2011 (the “Original Filing”). The Original Filing was filed to report, among other things, the results of the matters submitted to a vote at the Company’s Annual Meeting of Stockholders held on May 11, 2011. This Amendment discloses the Company’s decision in light of such vote as to how frequently the Company will include a stockholder advisory (non-binding) vote on named executive compensation. No other changes are being made to the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported and as recommended by the Board of Directors in its proxy materials, with respect to the advisory vote relating to how often the Company should conduct a stockholder advisory vote on named executive officer compensation, one year received the favorable majority of the votes. The results of such vote are as follows:

1 year	2 years	3 years	Abstained	Broker Non-Vote
37,331,676	123,759	2,939,949	2,302,876	2,132,927

Based on the voting results and other factors, the Board of Directors of the Company has determined that it will hold a stockholder advisory (non-binding) vote on named executive officer compensation at each Annual Meeting of Stockholders of the Company, until the next advisory vote relating to how often the Company should conduct a stockholder advisory vote on named executive officer compensation, which shall be no later than the Company’s Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon Executive Vice President, Chief Financial Officer and Secretary

Date: September 8, 2011